John Hancock Financial Opportunities Fund

(formerly known as John Hancock Bank and Thrift Opportunity Fund)

John Hancock Emerging Markets Income Fund

John Hancock Flexible Income Opportunities Fund

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investors Trust

John Hancock Premium Dividend Fund

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Strategic Diversified Income Fund

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

(each a “Fund”)

POWER OF ATTORNEY

The undersigned Trustee or Officer of each Fund (the “Fund”), each a Massachusetts business trust, does hereby appoint John J. Danello, Kinga Kapuscinski, Thomas M. Kinzler, Nicholas J. Kolokithas, Patricia A. Morisette, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg and Andrew Wilkins, to be my true, sufficient and lawful attorneys-in-fact, with full power to each of them, and each acting singly, to sign for me, in my name and in the capacity indicated below, any registration statements on Form N-2 to be filed by the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”), and under the Securities Act of 1933, as amended (the “1933 Act”), and any and all exhibits and other documents relating thereto, and any and all amendments to said registration statements, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable the Fund to comply with the 1940 Act, the 1933 Act, and all requirements of the Securities and Exchange Commission thereunder.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically if the undersigned ceases to be a Trustee or Officer of the Fund.

Dated: December 12, 2012

Name	Signature	Title

Hugh McHaffie	/s/ Hugh McHaffie	President

Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee

James R. Boyle	/s/ James R. Boyle	Trustee

Craig Bromley	/s/ Craig Bromley	Trustee

Peter S. Burgess	/s/ Peter S. Burgess	Trustee

William H. Cunningham	/s/ William H. Cunningham	Trustee

Grace K. Fey	/s/ Grace K. Fey	Trustee

Theron S. Hoffman	/s/ Theron S. Hoffman	Trustee

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee

James M. Oates	/s/ James M. Oates	Trustee

Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee

Gregory A. Russo	/s/ Gregory A. Russo	Trustee

Warren A. Thomson	/s/ Warren A. Thomson	Trustee